Exhibit 99.1

For Cepheid Media & Investor Inquiries: Jacquie Ross, CFA +1 408-400-8329 corporate.communications@cepheid.com

CEPHEID ANNOUNCES RECEIPT OF REQUIRED REGULATORY CLEARANCES IN PROPOSED ACQUISITION BY DANAHER CORPORATION

SUNNYVALE, CALIF. – October 24, 2016— Cepheid (NASDAQ: CPHD) today announced that antitrust clearances have been received or the requisite waiting periods have expired, as applicable, in the United States, Germany, Austria and South Africa, which comprise all of the governmental approvals required as a closing condition pursuant to the merger agreement executed in connection with the proposed acquisition of Cepheid by Danaher Corporation.

As previously disclosed, on September 2, 2016, Cepheid, Danaher Corporation (“Parent”), and Copper Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub will merge with and into Cepheid, and Cepheid will become a wholly-owned subsidiary of Parent (the “Merger”).

Cepheid is scheduled to hold a special meeting of its shareholders on November 4, 2016 to consider and vote upon the approval of the Merger Agreement, Merger and the principal terms thereof, as well as other matters related to the Merger.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit www.cepheid.com.

Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to the closing of the Merger. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from Cepheid’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to the ability of the parties to complete the Merger and obtaining Cepheid shareholder approval. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results may differ.

Additional Information About the Merger

In connection with the proposed merger, Cepheid filed a definitive proxy statement with the Securities Exchange Commission (“SEC”) on October 7, 2016. The definitive proxy statement has been mailed to Cepheid shareholders and contains important information about the proposed merger and related matters. CEPHEID SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Cepheid shareholders are advised that they may obtain free copies of the definitive proxy statement filed by Cepheid with the SEC on the SEC’s website at http://www.sec.gov. In addition, free copies of the definitive proxy statement may be obtained from Cepheid’s website at http://ir.cepheid.com/ or from Cepheid by written request to Investor Relations, 904 Caribbean Drive, Sunnyvale, CA 94089.

Danaher, Cepheid and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Cepheid shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Danaher’s executive officers and directors in the solicitation by reading Danaher’s most recent Annual Report on Form 10-K, which was filed with the SEC on February 24, 2016 and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Cepheid’s participants in the solicitation, which may, in some cases, be different than those of Cepheid’s shareholders generally, are set forth in the definitive proxy statement relating to the merger.

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